UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2024

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 13, 2024, Oramed Pharmaceuticals Inc. (the “Company”) received an additional payment of approximately $13,200,000 from Scilex Holding Company (“Scilex”) pursuant to the terms of the Tranche A Note (as defined below), which was applied toward and, together with previous payments, satisfied the principal payment installment of $15,000,000 due to the Company by Scilex on December 21, 2024. After giving effect to such payment, an aggregate of $94,200,000 of the original principal amount under Tranche A Note has been repaid or refinanced and the remaining principal amounts owed by Scilex to the Company are $7,675,000 under the Tranche A Note and $25,000,000 under the Tranche B Notes (as defined below).

As previously disclosed, on September 21, 2023, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement (the “Scilex SPA”) with Scilex and Acquiom Agency Services LLC (the “Agent”). Pursuant to the Scilex SPA, in exchange for Scilex assuming certain outstanding obligations of Sorrento Therapeutics, Inc., Scilex issued to the Company a Senior Secured Promissory Note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note”), as well as certain warrants to purchase shares of common stock of Scilex. The foregoing descriptions of the Scilex SPA and the Tranche A Note and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the copies of the Scilex SPA and the Tranche A Note attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on September 26, 2023, and are incorporated herein by reference.

Also as previously disclosed, on October 7, 2024, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement (the “2024 SPA”) with certain institutional investors (“Investors”) and Scilex to refinance a portion of the Tranche A Note and pay off certain other indebtedness of Scilex. Pursuant to the 2024 SPA, Scilex issued to the Company and Investors a new tranche B of senior secured convertible notes of Scilex (“Tranche B Notes”) and warrants to purchase shares of Scilex’s common stock. Scilex received from the Company, in consideration for the Tranche B Note and the related warrants issued to the Company, an exchange and reduction of the principal outstanding balance under the Tranche A Note of $22,500,000. In connection with the 2024 SPA, the Company, Investors and the Agent entered into an agreement (the “Agreement Among Holders”), pursuant to which the Company and Investor agreed that, subject to certain conditions and exceptions, the payment of the obligations in respect of the Tranche B Notes are subject to the prior payment in full of all obligations in respect of the Tranche A Note up to the Maximum First Out Amount (as defined in the Agreement Among Holders). In addition, in consideration for its interest in certain rights pursuant to a royalty purchase agreement (the “Royalty Purchase Agreement”) with Scilex and Scilex Pharmaceuticals Inc., the Company exchanged and reduced $2,500,000 of the principal balance under the Tranche A Note. The foregoing descriptions of the 2024 SPA, the Tranche B Note, the Royalty Purchase Agreement, the Agreement Among Holders and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the copies of the 2024 SPA, the Tranche A Note and the Agreement Among Holders attached as Exhibits 10.1, 10.2, 10.5 and 10.12, respectively, to the Company’s Current Report on Form 8-K filed on October 8, 2024, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

December 17, 2024

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